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                                                                   Exhibit 23.03
                                                                   -------------



                      [Letterhead of Goldman, Sachs & Co.]



November 13, 1995


Board of Directors
Union Electric Company
1901 Chouteau Avenue
St. Louis, Missouri  63103

Re:  Joint Proxy Statement of Union Electric Company
     and CIPSCO Incorporated and Registration Statement
     on Form S-4 of Arch Holding Corp.
     --------------------------------------------------

Gentlemen and Madame:

          Reference is made to our opinion letter dated November 13, 1995 with respect to the fairness to the holders of the outstanding shares of Common Stock, par value $5.00 per share (the "Common Stock") of Union Electric Company (the "Company") of the exchange ratio to be received by holders of Common Stock in the merger involving the Company contemplated by the Agreement and Plan of Merger (the "Agreement") dated as of August 11, 1995, by and among the Company, CIPSCO Incorporated, Ameren Corporation (formerly known as Arch Holding Corp.) and Arch Merger Inc., in light of the CIPSCO Exchange Ratio (as defined in the Agreement).

          The foregoing opinion letter is solely for the information and assistance of the Board of Directors of Union Electric Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

          In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary of Joint Proxy Statement/Prospectus -- Opinion of Financial Advisors", "The Mergers -- Opinion of Financial Advisors" and "The Mergers -- Reasons for the Mergers; Recommendations of the Board of Directors" and to the inclusion of the foregoing opinion in the Joint Proxy Statement included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




Very truly yours,

/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.